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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015 (February 16, 2015)

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HSBC Finance Corporation
(Exact name of registrant as specified in its charter)

Commission File Number 1-8198

Delaware	86-1052062
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

26525 North Riverwoods Boulevard Suite 100 Mettawa Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 525-5000

(224) 880-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Certifying Accountant.
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At its meeting on February 16, 2015, the Audit Committee of the Board of Directors of HSBC Finance Corporation (the “Company”) approved the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as its independent registered public accounting firm for the year ending December 31, 2015.

PwC’s appointment will be effective February 24, 2015, for the fiscal year ending December 31, 2015 and for all interim periods therein. During the years ended December 31, 2014 and 2013 and through February 16, 2015, the Company did not consult with PwC regarding either:

•	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did PwC provide written or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
•	any matter that was either the subject of a “disagreement” (as defined in Regulation S-K 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC Finance Corporation

By:

	Name:	/s/ Michael A. Reeves
	Title:	Executive Vice President and Chief Financial Officer
Date: February 20, 2015